U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPREME HOSPITALITY

(Name of small business issuer in its charter)

Nevada	9995	88-0460457
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

5065 Westheimer, Suite 840, Galleria Financial Center, Houston, Texas 77056	(713) 621-4799
(Address of principal executive offices)	Telephone Number

Bruce Ruff

107 N. Harbin #2, Carson City, NV  89701

(Name, address and phone number for agent for service)

Copies of all communications to:

Stephen R. Boatwright, Esq.

Gammage & Burnham, PLC

2 North Central Avenue, 18th Floor

Phoenix, AZ 85004

Telephone: (602) 256-0566

Facsimile: (602) 256-4475

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Dollar amount to be registered	Amount of registration fee
1,000,000 preferred shares	$6.30	$6,300,000	$6,300,000	$579.60 [1]
3,756,000 common shares [2]

1 Estimated solely for purposes of calculating the registration fee under Rule 457(c).

2 To be offered upon conversion of our Preferred Stock and as dividends to our Preferred Stock.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

2

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TABLE OF CONTENTS

PART I	2
PROSPECTUS	2
OUR BUSINESS	3
THE OFFERING	3
RISK FACTORS	3
I. RISKS RELATED TO OUR BUSINESS	4
II. RISKS RELATED TO THIS OFFERING	6
USE OF PROCEEDS	7
DETERMINATION OF OFFERING PRICE	7
SELLING SECURITY HOLDERS	7
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	8
LEGAL PROCEEDINGS	9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
DESCRIPTION OF SECURITIES	10
Common Stock	10
Non-Cumulative Voting	10
Cash Dividends	10
Preferred Stock	10
Liquidation Preference	11
Voting Rights	11
Conversion Rights	11
INTEREST OF NAMED EXPERTS AND COUNSEL	11
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	11
ORGANIZATION WITHIN LAST FIVE YEARS	12
DESCRIPTION OF BUSINESS	14
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS	14
Overview	14
Results of Operations	14
DESCRIPTION OF PROPERTY	15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	16
Common Stock	16
Dividend Policy	16
Market Information	16
Preferred Stock	17
Dividend Policy	17
EXECUTIVE COMPENSATION	17
FINANCIAL STATEMENTS	18
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	18
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	18
EXPERTS	19
REPORTS	19
AVAILABLE INFORMATION	19
FINANCIAL STATEMENTS	21

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PART I

Prospectus

1,000,000 shares of 10% convertible preferred stock are being offered by a security holder of Supreme Hospitality  named under the heading "Selling Security Holders" appearing at page 7.  We will not receive any cash or other proceeds in connection with the sale by the selling security holder.  The Securities and Exchange Commission may deem the selling security holder an underwriter under the Securities Act of 1933.  We estimate that the maximum offering price received by the selling security holder will be $6.30 per share.

No public market currently exists for our preferred shares. The offering price may not reflect the market price of our shares after the offering.

This prospectus also covers 3,000,000 shares of our common stock reserved for issuance upon exercise of the right to convert the preferred shares, at any time after twelve months from issuance, to common shares.  It also covers 756,000 shares of our common stock to be used to pay dividends to holders of the preferred shares.

Supreme Hospitality’s common stock is currently traded on the National Association of Securities Dealers Automated Quotation System Over the Counter Bulletin Board under the symbol "SUHO."

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 21, 2002.

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Summary Information and Risk Factors.

The following summary contains basic information about our company and this offering. It does not contain all the information that is important to you in making an investment decision.  You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus.  Unless otherwise indicated, all information contained in this prospectus relating to our shares of common and preferred stock is based upon information as of November 19, 2002.

Our Business

Our administrative office is located at 5065 Westheimer, Suite 840, Galleria Financial Center, Houston, Texas  77056, and our phone number is (713) 621-4799.  Our registered statutory office is Bruce Ruff, located at 107 N. Harbin #2, Carson City, NV  89701.  Our fiscal year end is December 31.  We are a Nevada C-corporation.

Supreme Hospitality is a holding company in the business of acquiring wholly owned subsidiaries in a diversity of industries.  On April 30, 2000, Supreme Hospitality acquired Temecula Valley Inn as a wholly owned subsidiary.  Due to the recent downturn in the market, Temecula Valley Inn was in default of numerous lending covenants and Supreme Hospitality transferred all of the assets and related liabilities of Temecula Valley Inn to Harrel and Louise Davis in July of 2002.  Supreme Hospitality is currently in the process of locating new companies for acquisition.  With the recent significant market downturn, management believes it can negotiate favorable terms for its acquisitions.

The Offering

Preferred Shares

Resales by Selling Shareholders:  We are registering preferred shares on behalf of a selling security holder.  We will not receive any cash or other proceeds from the selling security holder’s sale of its preferred shares.  The aggregate amount of shares we are registering for the selling security holders represent approximately 100% of the total issued and outstanding shares of our preferred stock. See "Selling Security Holders."

Our selling shareholder is offering up to 1,000,000 shares of convertible preferred stock, par value $0.0001. The preferred shares are convertible, one preferred share for three common shares any time after twelve months from the September 25, 2002, which was the date of issuance of the preferred shares, and automatically on the thirty-six month anniversary from issuance.  The preferred shares are being offered at up to $6.30 per share.  The preferred shares are being offered for a period not to exceed one year.  There are 1,000,000 preferred shares outstanding prior to the offering.

Common Shares

We are registering 3,000,000 common shares reserved for issuance upon exercise of the right to convert the preferred shares, at any time after twelve months from the initial issuance of the preferred shares, to common shares.  We are also registering 756,000 common shares to be used to pay dividends to holders of the preferred shares.  There are 8,547,000 common shares outstanding prior to the offering.

Market for the Stock:  Our common stock is currently traded on the National Association of Securities Dealers Automated Quotation System Over the Counter Bulletin Board ("OTCBB")under the symbol "SUHO."  There is limited trading activity in our securities, and there can be no assurance a regular trading market for our common stock will be sustained.  We began trading on the "OTC Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD") on February 1, 2002.

Risk Factors

Investment in our securities involves a high degree of risk.  You should consider the following discussion of risks as well as other information in this prospectus before investing in our preferred stock.  The risks and uncertainties described below are not the only ones.  Additional risks and uncertainties not presently known to us or that we

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currently deem immaterial also may impair our business operations.  If any of the following risks actually occur, our business could be harmed.  In such case, the value of our preferred and common stock could decline, and you may lose all or part of your investment.

Except for historical information, the information contained in this prospectus and in our SEC reports are "forward looking" statements about our expected future business and performance.  Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

I.  RISKS RELATED TO OUR BUSINESS

1.

Management may not run the company in a profitable manner and you may lose your entire investment:

Our management has limited experience in our proposed areas of operation.  It is unlikely that any of our officers or directors will have any direct experience in the business of any target company.  Thus, the day-to-day operations of the businesses which we may become involved with will depend upon the abilities of outside management which we are presently unable to identify.  Our officers and directors have limited experience in the evaluation of businesses for the purposes of conducting acquisitions or mergers.  See "Directors, Executive Officers, Promoters and Control Persons."

2.

We may not be able to locate and acquire suitable companies for our future acquisitions:

The Company has not yet identified any target company, nor has it identified any particular industry or field with which it intends to become involved.  Intense competition can be expected from existing, better financed and more established competitors, who are also seeking to create or purchase profitable businesses.  Numerous other firms have substantially greater resources in locating and/or acquiring potential acquisition candidates.  Management has limited previous experience in identifying suitable acquisition candidates.

3.

We have a limited operating history and therefore, predicting future performance is difficult:

Supreme Hospitality was formed on October 30, 1997 and acquired Temecula Valley Inn as its first operating hotel on April 30, 2000.  Prior to its acquisition by Supreme Hospitality, Temecula Valley Inn was constructed and opened for business in 1998.  Supreme Hospitality divested itself of Temecula Valley Inn before it was profitable.  Because of its limited operating history, it will be difficult to predict or evaluate future profitability of Supreme Hospitality.

4.

We have incurred operating losses and could continue to do so, which could cause us to go out of business:

We have incurred net losses and experienced negative cash flow during our operating history.  We could continue to incur losses in the future, which could result in an inability to continue to operate as a going concern and a total loss of your investment.  See, "FINANCIAL STATEMENTS."

5.

We may not have access to sufficient capital to pursue our acquisition strategies and therefore would be unable to achieve our planned future growth:

We intend to pursue a growth strategy that includes acquiring new companies.  There is a risk that we will not have access to sufficient capital to pursue our acquisition strategies.  We may take an extended period of time to locate and investigate specific target companies, and if one or more target companies are located, the negotiation and execution of the relevant agreements may require substantial time, effort and expense. Our ability to continue to make acquisitions will depend primarily on our ability to obtain additional private or public equity or debt financing.  There can be no assurance that such financing will be available to make future investments.

6.

We depend on key management personnel and the loss of any of them would seriously disrupt our operations:

The Board of Directors is responsible for managing Supreme Hospitality.  Our future success, including particularly the implementation of our acquisition growth strategy, is substantially dependent on the active participation of Thomas John Cloud, Jr., Robert Joseph Wilson and Bruce C. Culver.  The loss of their services could cause us to fail.

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7.

Holders of our preferred shares will not have voting rights:

Preferred shareholders have no right or power to take part in our management except through the exercise of voting rights on certain specified matters as required by Nevada law.

8.

We have not yet identified any specific businesses or specific industries that we intend to enter through a purchase or merger:

We have not presently identified any specific business or specific industry that we intend to enter through a purchase or merger.  Our shareholders, including purchasers of the shares offered hereby, will have no opportunity to review or evaluate the target companies that we may choose to become involved with.  As of the date of this registration statement, there are no plans, proposals, arrangements or understandings with respect to any possible business combination or opportunity.  It is possible that any business we target will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available to the business.

9.

We have not developed criteria for our proposed business acquisitions:

We have not developed and do not presently intend to develop criteria for the search and selection of a business acquisition.  Thus, investors will have no prior indication as to the industries or businesses that we may acquire if we are able to finalize an acquisition.  In some instances, the potential acquisition or merger candidate may not need substantial additional capital but instead would like to establish a public trading market for its shares through a combination with Supreme Hospitality.  A business attempting to consolidate its operations by a merger, reorganization, asset acquisition or some other form of combination with us may desire to do so to avoid perceived adverse consequences of undertaking a public offering itself.

10.

We have not conducted research to determine whether there is demand in the market for a business combination with Supreme Hospitality:

We have no market research to indicate that a demand exists for a merger or acquisition as contemplated by Supreme Hospitality.  Consequently, investors are relying exclusively upon the judgment of our directors and officers and their efforts in locating and selecting possible acquisition candidates.

11.

We may be subject to the risks associated with a lack of diversification:

In the event we are successful in identifying and evaluating one or more suitable merger or acquisition candidates, of which there is no assurance, we may be required to issue shares of our common stock in an acquisition or merger transaction.  Inasmuch as our capitalization is limited, it is unlikely that we will be capable of completing more than a limited number of mergers or acquisitions.  Consequently, our potential lack of diversification may subject us to economic fluctuation within the particular industries in which our target companies conduct business.

12.

Control of Supreme Hospitality may change:

An acquisition involving the issuance of shares of our common stock may result in shareholders of the acquired business obtaining a significant interest in Supreme Hospitality.  This may result in a change in control of Supreme Hospitality, which could result in the removal of our present officers and directors.  No assurance can be given as to the experience or qualifications of any new management in the operation of any of our activities or in the operations of the business acquired.

13.

We currently have limited staff for operations:

At present, we have no employees other than our officers.  Each of our officers and directors has full time employment outside Supreme Hospitality and will be available to participate in management decisions only on an "as needed" basis.  None of our officers or directors have entered into written employment agreements with us and none is expected to do so in the foreseeable future.  In the event of competing demands for their time, our officers and directors may grant priority to their full time positions rather than to us.

14.

We are subject to currently unforeseeable risks associated with our potential business combinations:

Upon consummating a business combination, we will become subject to the risks inherent in the business operations and industry of the acquired business.  These risks are presently unknown and unforeseeable.

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We may be dependent upon existing or new management of the target company, and may thus lack the control necessary to adjust the direction of the business in the event such operating management is unable to cope with business problems that may arise.  Because we may participate in a business combination with newly-organized firms or with firms which are attempting to expand through new products, markets or methods of distribution, we may face additional special risks associated with development stage operations or operating management lacking in specific experience pertinent to the business involved.  Regardless of the type of business with which we may become involved through a business combination, we will be subject to all of the risk factors, which are presently unpredictable, associated with the particular industry in which the business operates.

15.

We may be subject to the risks associated with leveraged transactions:

It is possible that an acquisition or merger may be structured or consummated through the use of leverage.  Leveraged transactions generally refer to the use of debt to acquire a business or assets.  Typically, borrowed funds are used to purchase shares of selling shareholders, thus encumbering the assets and cash flow of the acquired business.

16.

We may not disclose potential business combinations to investors:

If, during the offering period, we determine that a material acquisition is probable, a post-effective amendment to this Registration Statement, including audited financial statements of the company to be acquired, may be required.  Otherwise, we do not intend to provide shareholders with complete disclosure documentation, including audited financial statements, concerning a target company and its business prior to merger or acquisition.  Under Nevada law, a variety of corporate actions, including acquisitions, may be taken by holders of a majority of outstanding shares without notice or approval by remaining shareholders.  Thus, purchasers of the shares offered hereby may not have the opportunity to review, approve or consent to the terms of an intended acquisition or business combination.  In addition, consummation of a business combination may involve the issuance of authorized but unissued shares of our common stock.  Purchasers in this Offering may not have the opportunity to approve or consent to such additional issuances of securities.

17

We may have further registration obligations:

Certain types of business combinations could require additional registration statements or post-effective amendments to this registration statement.  Form 8-K requires the reporting of certain information regarding businesses acquired and the inclusion of certified financial statement of such companies.  In these instances, the registration obligations would involve time and expense which may be borne by Supreme Hospitality.

18.

There is a limited market for our common stock:

Currently only a limited trading market exists for Supreme Hospitality common stock.  Supreme Hospitality common stock trades on the OTC Bulletin Board under the symbol "SUHO."  The Bulletin Board is a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ system.  Any broker/dealer that makes a market in our stock or other person that buys or sells our stock could have a significant influence over its price at any given time.  Effective January 1, 2003, the OTC Bulletin Board will no longer offer companies a market on which to trade.  The new BBX Exchange, which is intended to replace the OTC Bulletin Board, will have stricter listing standards.  Management intends to apply to be listed on the BBX Exchange as soon as applications become available but there is no assurance that Supreme Hospitality will meet the minimum criteria required.  If Supreme Hospitality fails to meet the BBX Exchange listing requirements, then it will be forced to trade solely on the pink sheets, a market with very limited liquidity and minimal listing standards.  We cannot assure our shareholders that a market for Supreme Hospitality stock will be sustained.  There is no assurance that the Supreme Hospitality shares will have any greater liquidity than shares which do not trade on a public market.

II.  RISKS RELATED TO THIS OFFERING

1.

Other security holders may be able to sell their securities at any time and at any price they determine causing the public market for the common stock, should one develop, to drop:

Approximately 1,000,000 shares of our common stock are held by non-affiliated security holders who may be able to offer and sell their shares at a price and time determined by them, pursuant to Rule 144.  The

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timing of sales and the price at which the shares are sold by these security holders could cause the price of your shares if sold in the public market for the common stock, should one develop, to drop.

2.

We do not currently intend to pay any dividends and it is likely that you will not receive dividends on your shares due to dividend and redemption provisions of Nevada law.

We are prohibited by Nevada law from paying any dividends or redeeming any of our capital stock if we do not have retained earnings or capital surplus equal to the amount of the proposed dividend or redemption payment. Because of these restrictions, we cannot be assured that we will be able to pay any dividends. Supreme Hospitality intends to retain earnings, if any, for the foreseeable future to fund the development and growth of the business.

3.

Our Common Stock is Subject to Penny Stock Regulation:

Our shares are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Since our shares are deemed to be "penny stocks", trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

You should be aware that the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Use of Proceeds

We will not receive any cash proceeds from the sale of preferred shares by the selling security holders.

Determination of Offering Price

The initial offering price of the preferred shares has been arbitrarily determined.

Selling Security Holders

The selling security holder, RMS Group, Inc., acquired its shares on September 25, 2002 in an offering made pursuant to §4(2) of the Securities Act of 1933.

On behalf of the selling security holder, we are registering 1,000,000 preferred shares currently outstanding. The percentage owned prior to and after the offering reflects all of the then outstanding preferred shares. The amount and percentage owned after the offering assumes the sale of all of the preferred shares being registered on behalf of the selling security holder.

The selling shareholder has not held any position or office or had a material relationship with Supreme Hospitality within the past three years other than as a result of the ownership of our preferred shares.

Name & Amount Being Registered	Total Number Owned Currently	% Owned Prior to Offering	Number of Shares Owned After Offering
RMS Group, Inc. 1,000,000 preferred shares	1,000,000 preferred shares	100%	0

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Plan of Distribution

We are not aware of any plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the shares being offered for sale by the selling security holder.  If such participation develops, the registration statement will be amended to identify such persons.

The selling security holder may sell the preferred shares offered hereby in one or more transactions (which may include "block" transactions) in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The selling security holder may effect such transactions by selling the shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchaser(s) of the preferred shares for whom they may act as agent or to whom they may sell as principals, or both.  The selling security holder and any agents, dealers or underwriters that act in connection with the sale of the preferred shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the preferred shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Supreme Hospitality is not aware of any current or future plans, proposals, arrangements or understandings by the selling security holder to distribute its registered shares of preferred stock of Supreme Hospitality to its outstanding shareholders or partners.  Supreme Hospitality is not aware of any plans, arrangements or understandings by the selling security holder to sell its registered shares of preferred stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Supreme Hospitality will receive no portion of the proceeds from the sale of the preferred shares by the selling shareholder and will pay all of the costs relating to the registration of this offering (other than any fees and expenses of counsel for the selling security holder).  Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the preferred shares will be paid by the selling security holder.

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants.  It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $80,298.00.  This includes:

Attorney fees	$15,000.00
CPA fees	5,000.00
Consultant fees	55,000.00
SEC filing fee	1,668.00
NASD filing fee	1,130.00
Transfer agent	500.00
Material fees (postage, copies)	2,000.00
Total	$80,298.00

The offering will terminate on or before the date that is one year after the effective date of this registration statement.

In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Legal Matters

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Certain legal matters with respect to the issuance of the securities offered hereby were passed upon by Gammage & Burnham, P.L.C.

Legal Proceedings

Supreme Hospitality is not currently involved in any litigation.

Directors, Executive Officers, Promoters and Control Persons

Name	Age	Position
Thomas John Cloud, Jr.	38	President, CEO and Director
Robert Joseph Wilson	46	Secretary/Treasurer, CFO and Director
Bruce C. Culver	50	Director

Thomas John Cloud, Jr. has served as Chief Executive Officer, President and Director of Supreme Hospitality since May of 2002.  Prior to that date, Mr. Cloud served as President of Oxford Financial Group from 1996 until the change-of-control with Oxford Representatives Group was completed in 2000.  He holds Series 7, 63 and 24 licenses (as a General Securities Principal), and managed the Houston office of Oxford Financial for the past 4 years, with his prime duty being the advancement of the broker-dealer.  Under his leadership, Oxford grew from 25 brokers to about 50 just before the acquisition by ORG.  Mr. Cloud had started his career as a stockbroker back in 1989 with another Houston firm, a few years after his graduation in 1988 from Southwest Texas State University, with a degree in Public Speaking.  From 1990 until 1996 Mr. Cloud worked with several Investment Banking firms as an advisor.

Robert Joseph Wilson has served as Chief Financial Officer, Secretary/Treasurer and Director of Supreme Hospitality since May of 2002.  Prior to joining the Company, Mr. Wilson had been in the securities industry for more than 17 years working with both small and large securities brokerage firms and investment advisors.  Mr. Wilson is a CPA and was an auditor with Price Waterhouse prior to working in the operations department at Texas First Securities.  He subsequently worked at Kemper Securities (formerly Underwood Neuhaus) a regional investment-banking firm, in the Compliance and Internal Audit Department.  Mr. Wilson founded his own accounting and consulting firm providing financial and compliance services to small and regional investment brokerage firms.  He served as President of Mitchell Rotan, a local investment-banking firm, from 1995-1999, where he helped structure various private placements and syndicate underwritings.  He has been a member of the NASD Board of Arbitrators since 1990.  He also served on the Securities and Capital Markets Committee of the Texas Society of CPAs and was a member of the American Association of Certified Public Accountants.  He has passed qualifications to be registered by the NASD with a Series 7, 24, 27, 53 and 63 Securities Licenses.

Bruce C. Culver has participated on the Board of Directors for Diamond C. Stables & Ranch since 2001.  Mr. Culver is also presently the President of Speedway Erection Service Company, a position he has held since 1983.  Additionally, Mr. Culver has served on the Board of Directors of System Builders Association, Erectors Division.  Mr. Culver has served as Director of Supreme Hospitality since August of 2002.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of Supreme Hospitality's common and preferred stock by those persons known by the Company to beneficially hold more than 5% of Supreme Hospitality's outstanding common stock, by Supreme Hospitality's directors and executive officers, and by all of Supreme Hospitality's directors and executive officers for the previous year as a group, as of November 19, 2002.

Security ownership of certain beneficial owners:

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Title of Class	Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Common Stock	United Managers Group, Inc. 12001 Network Building F, Suite 200 San Antonio, Texas 78249	5,710,000	67%
Common Stock	AmeriFinancial Group, Inc. 12540 East 1431 Marble Falls, Texas 78654	750,000	9%
Common Stock	Business Venture Quest, Inc. 1800 E. Sahara Ave., Suite 107 Las Vegas, Nevada 89104	410,000	5%

(1)  All of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)  The "Percentage of Class" is calculated by dividing the amount of shares beneficially owned by the sum of the total outstanding shares of common stock of the Company.

Description of Securities

COMMON STOCK

Our authorized capital common stock consists of 100,000,000 shares of common stock, $.0001 par value per share.  As of the date of this prospectus, there are 8,547,000 shares of common stock issued and outstanding, which are held of record by approximately 344 holders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends on our common stock in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PREFERRED STOCK

Our authorized preferred stock consists of 5,000,000 shares of stock, $.0001 par value per share.  As of the date of this

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prospectus, there are 1,000,000 shares of preferred stock outstanding held by one holder of record.  Our preferred stock ranks senior to all of our other equity securities, including common stock.  Cash dividends, when, as and if declared by the board of directors, shall be paid out of funds at the time legally available for such purpose.  The preferred stock will accrue a dividend of 10% and the dividends will be paid in common stock upon conversion.  The number of shares of common stock issued as dividends will be based on the market price of the common stock when the right to the dividend accrues.  After this offering is completed, the present stockholders will still own approximately 90% of our outstanding shares.  After preferred shares in this offering are converted for common shares of Supreme Hospitality, the present stockholders will own approximately 74% of our outstanding shares.

LIQUIDATION PREFERENCE

In the event of a liquidation, dissolution or winding up of our business, whether voluntary or involuntary, the holders of shares of the preferred stock shall be entitled to receive out of our assets available for distribution to our stockholders, an amount equal to $6.30 per share, plus any accrued dividends unpaid thereon to the date of liquidation, before any payment shall be made or any assets distributed to the holders of our common stock or any class or series of our capital stock ranking junior as to liquidation rights to the preferred stock.

VOTING RIGHTS

Supreme Hospitality shares of 10% preferred stock carry no voting rights except as required by law.  Nevada law requires all shares of a series must have voting powers, designations, preferences, limitations, restrictions and relative rights identical with those of other shares of the same series.

CONVERSION RIGHTS

The preferred stock shall, at the option of the holder, be convertible, at any time later than one year after the share was initially issued, in whole or in part, into three fully paid and non-assessable shares of common stock.  If, three years after the date of issuance, the holder of the preferred share has not exercised his, her, or its right of conversion, the share shall automatically convert into three fully paid and non-assessable shares of common stock.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

The Company's Articles of Incorporation, as amended, provide that a director or officer of the Company shall not be personally liable for damages for breach of such director's or officer's fiduciary duty, except for acts or omissions involving (a) intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada law.  The effect of this provision of the Company's Articles of Incorporation is to eliminate the right of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  The Company believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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Organization Within Last Five Years

Grubstake, Inc. was incorporated in Nevada on November 10, 1997 and at that time had no operations and was considered a development stage company as defined in FASB No. 7.  Grubstake, Inc. was formed specifically to be a clean public shell for the purpose of either merging with or acquiring an operating company with assets and some operating history.  The president, sole director and shareholder was Ms. Anne Angell.  Twenty-five thousand pre-split common shares of the company were issued to Ms. Angell.  Ms. Angell received no value from the issuer and did not receive any options, warrants or other rights.  There were no predecessors to Ms. Angell.  On December 1, 1998 Grubstake, Inc. changed its name to Richwood, Inc.

Temecula Valley Inn had been an unincorporated business owned by Larry and Diana Lang for the period from its inception in 1997 through December 31, 1999.  On January 1, 2000, all of the assets and liabilities relating to the hotel operation known as Temecula Valley Inn were transferred to a newly formed S-corporation, Temecula Valley Inn, Inc.  Larry Lang was sole director and president of Temecula Valley Inn, Inc.  The shareholders of Temecula Valley Inn, Inc. were Larry & Diana Lang, Floyd & Glenda Janeway and Louise Davis.

Temecula Valley Inn, Inc.'s activities were the construction and subsequent operation of a ninety-room, 3-story hotel located in Temecula, California, which was opened to the public in December 1998 under the name Temecula Valley Inn.

In January of 2000, First Dominion Financial, Ltd. began negotiations with Ms. Angell for the purchase of Richwood, Inc.  These negotiations began prior to any contact between First Dominion and Larry Lang or Temecula Valley Inn.  First Dominion then conducted due diligence for the proposed transaction.

On April 1, 2000, Ms. Angell, the sole shareholder of the 25,000 pre-split issued and outstanding shares of Richwood, Inc., sold her shares for $5,000 to the following group of shareholders:  First Dominion Financial, Ltd., 10,485 common shares; First Dominion Financial Group, Inc., 4,540 common shares; Jon Ruco, Ltd., 4,535 common shares; Hayden Financial Corporation, 1,293 common shares; Cara Bompignano, 1,253 common shares; N. V. One Partnership, 1,270 common shares; Harrel Davis, 1,000 common shares, and Howard Hungerford, 625 common shares.  The new shareholders of Richwood, Inc. then negotiated the terms of the agreement with the shareholders of Temecula Valley Inn described below.

On April 17, 2000, pursuant to the pending re-capitalization, Richwood, Inc. formerly Grubstake, Inc., changed its name to Supreme Hospitality; forward split the pre-split 25,000 common shares 40 to 1, resulting in 1,000,000 post-split issued and outstanding common shares; the sole director of Supreme Hospitality, Ms. Anne Angell, elected Larry W. Lang to the Board of Directors; and Mrs. Anne Angell resigned as director of Supreme Hospitality.  Mr. Larry Lang, who at the time was on the Board of Directors of both Supreme Hospitality and Temecula Valley Inn, Inc., agreed to the terms and conditions of the agreement for the exchange of common stock.

The major shareholders of Supreme Hospitality, formerly Richwood, Inc., formally Grubstake, Inc., at that time were:  First Dominion Financial, Ltd., owning 42%, whose major shareholder is Rudy W. De La Garza, Jon Ruco Ltd., owning 18%, whose major shareholder is Rudy W. De La Garza and First Dominion Financial Group, Inc., owning 18%, whose major shareholder is Christian Johnson.  The major shareholders of Supreme Hospitality through negotiations set the terms for the exchange of common stock with Larry W. Lang, a major shareholder of Temecula Valley Inn, Inc.  No shareholders of Supreme Hospitality, formerly Richwood, Inc., formally Grubstake, Inc. received any fee for their role as a shareholder in the exchange of stock with Temecula Valley Inn, Inc.

On April 18, 2000, Mr. Wayne Gronquist and Mr. De La Garza orally agreed that First Dominion would exchange 50,009 of its shares of Supreme Hospitality for 50,009 shares of ROE stock.  Later that same day, First Dominion contacted Supreme Hospitality to arrange for the transfer of the 50,009 shares.  The Supreme Hospitality shares and the ROE shares were exchanged on April 20, 2000.  ROE then later distributed these shares among its 323 shareholders as dividends.  First Dominion is not affiliated with ROE and at the time of the transaction owned less than 10% of ROE's issued and outstanding stock.  However, Mr. De La Garza is affiliated with ROE through his ownership of all of the outstanding shares of Jon Ruco and First Dominion.  First Dominion and Jon Ruco together owned approximately 19.26% of ROE at the time of this transaction.

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The 50,009 shares of Supreme Hospitality that First Dominion exchanged with ROE represented approximately 11.9% of First Dominion's holdings in Supreme Hospitality and approximately 5% of the outstanding shares of Supreme Hospitality at the time of the exchange.   The 50,009 shares of ROE represented approximately 3.13% of the outstanding shares of ROE at the time of the exchange.  First Dominion's purpose for entering into the exchange was to acquire shares of ROE for investment.  ROE's purpose was to acquire property that it could pass along to its shareholders as a dividend without incurring a cash expense.  Both First Dominion and ROE viewed this transaction as an opportunity to increase shareholder value.

Section 5 of the Securities Act of 1933 prohibits the sale of securities without registration.  ROE and First Dominion relied on Section 4(1) of the Act, an exemption from the registration requirements of Section 5, to transfer the Supreme Hospitality shares to ROE's shareholders.  However, in light of certain SEC Staff Legal Bulletins issued with respect to spin-off transactions, the Section 4(1) exemption relied upon may not have been available and therefore Supreme Hospitality, First Dominion (which was then a control person of Supreme Hospitality), and ROE may have violated Section 5 of the Act.

Any or all of the ROE shareholders, who total over 300, could bring a claim against Supreme Hospitality for a violation of Section 5 even though it was ROE and First Dominion that made the transfers, particularly if ROE and First Dominion were viewed as underwriters for the Supreme Hospitality stock.

If the transfer of Supreme Hospitality's shares from ROE to the ROE shareholders constitutes a violation by Supreme Hospitality of Section 5 of the Act, the ROE shareholders could sue Supreme Hospitality under Section 12(a)(1) of the Act.  Upon tendering the Supreme Hospitality shares, the ROE shareholders could recover the consideration paid plus interest and minus the amount of any income received from the shares.  Those who no longer own the Supreme Hospitality shares could recover damages.

Any action brought under Section 12(a)(1) must be brought within one year after the violation and no later than three years after the bona fide offering of the securities to the public.

In April of 2000, First Dominion Financial, Ltd. sold, at $2.00 per share, a total of 13,028 shares of its stock to the following people: Douglas Lang, 5,000 common shares; Russ Melcher, 1,750 common shares; Daniel J. Cadena, 150 common shares; Nancy K. Stuckey, 1,500 common shares; Dustin Lijeham, 2,500 common shares; Joshua Elmore, 2,128 common shares.  The balance of Supreme Hospitality stock held at this time by First Dominion Financial, Ltd was 356,363 shares or 35%.

On April 30, 2000, Temecula Valley Inn, Inc. through a re-capitalization, reverse merger, became a wholly owned subsidiary of Supreme Hospitality in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986.  The Board of Directors and the key management personnel determined the stock for stock exchange ratio.  Temecula Valley Inn, Inc. traded 100% of its common shares for 9,000,000 shares of Supreme Hospitality.  In effect, Temecula Valley Inn, Inc. traded 10% of its stock for a shell company with over 335 shareholders of record.

On February 15, 2002, the hotel received a notice of default from the Valley Independent Bank, the first lien holder on the Temecula Valley Inn.  The reason given for the default was that the hotel was one month behind on its loan payment and also delinquent on its back taxes due the county.  The filing of default by the Valley Independent Bank caused the second lien holder, Temecula Valley Bank, and the third lien holder, Donald Coop, to file notices of default.

At the time of receipt of the default notices, the hotel revenues had been significantly reduced for the period beginning September 11, 2001.  Mr. Lang reviewed all options of raising capital to pay off these defaults, but could not find sufficient capital.  The Board concluded the only option was to sell the hotel.

In July of 2002, Supreme Hospitality agreed to transfer 100% ownership of Temecula Valley Inn, Inc., which includes the Temecula Valley Inn, to Harrel and Louise Davis, thereby completing the terms of a Purchase Agreement for common shares of stock dated May 28, 2002. This transfer removed the sole asset with its related liabilities from the holding company, Supreme Hospitality.

On May 28, 2002, United Managers Group, Inc., a Texas corporation, purchased 3,000,000 common shares from Ms. Louise Davis and an additional 2,710,000 common shares from Mr. Harrel Davis for a cost of $150,000.00.  The 5,710,000 common shares represented 67% of the 8,547,000 common shares outstanding at the time.

On May 29, 2002, Mr. Larry Lang, Director of Supreme Hospitality appointed Thomas John Cloud, Jr. and Robert Joseph Wilson as incoming Directors of Supreme Hospitality and Mr. Lang resigned as Director of Supreme

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Hospitality.  Mr. Lang also resigned his positions as President, Secretary and Treasurer of the Company.  The new Board then elected Mr. Thomas John Cloud, Jr. as President and CEO of the Company and Mr. Robert Joseph Wilson as Secretary/Treasurer and CFO of the Company.

On September 25, 2002, RMS Group, Inc., a Nevada corporation, purchased 1,000,000 convertible preferred shares from Supreme Hospitality for a cost of $6,300,000.  The $6,300,000 is payable as follows:  the note is secured by a letter of credit in the amount of $6.5 million and it is issued by United California Bank, the interest rate is 6%, and the note is payable monthly at the rate of $100,000 with the first payment due October 25, 2002.

On November 6, 2002, the holders of Supreme Hospitality common stock ratified the Board of Directors’ proposal to amend Supreme Hospitality’s Articles of Incorporation to change the company’s name to Supreme Holdings, Inc.  This amendment to the Articles of Incorporation has not been completed as of the filing date of this prospectus.  The common shareholders also ratified the Board’s proposal to change the business strategy of the company from the hospitality and hotel business to a holding corporation.

Description of Business

Grubstake, Inc. was organized November 10, 1997, under the laws of the State of Nevada.  On December 1, 1998, Grubstake, Inc. changed its name to Richwood, Inc. and on April 17, 2000, to Supreme Hospitality.

Temecula Valley Inn, Inc. became a wholly owned subsidiary of Supreme Hospitality through a re-capitalization on April 30, 2000.  In July of 2002, the Temecula Valley Inn and Temecula Valley Inn, Inc. were transferred to Harrel and Louise Davis, thereby removing the sole assets with its liabilities from the holding company, Supreme Hospitality. See, "ORGANIZATION WITHIN LAST FIVE YEARS."

Neither Supreme Hospitality nor any of its formally known companies have been in bankruptcy, receivership or similar proceedings.

Supreme Hospitality does not currently have any products or services.  Supreme Hospitality is a holding company and, as such, it plans to acquire interests in other companies.

Supreme Hospitality does not have the need for any government approval of its services.  There is no government regulation on the business.  There was no research and development activity.  Supreme Hospitality does not have any products or services that are affected by environmental laws.

Management's Discussion and Analysis and plan of Operations

The following discussion should be read in connection with Supreme Hospitality's financial statements and related notes thereto included elsewhere in this Prospectus.

OVERVIEW

Supreme Hospitality was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek perceived advantages of a publicly held corporation.  On April 30, 2000 Supreme Hospitality acquired Temecula Valley Inn, Inc., a Nevada corporation, as a wholly owned subsidiary of Supreme Hospitality in an exchange of common stock.  In July of 2002, Temecula Valley Inn, Inc. was transferred to Harrel and Louise Davis.  Now, the primary activity of Supreme Hospitality is to acquire wholly owned subsidiaries in a variety of industries.

Supreme Hospitality may obtain funds for additional acquisitions by private placement, equity or debt issues.  Persons purchasing securities in these placements and other shareholders will likely not have the opportunity to participate in the decision relating to any acquisition.  Investors will entrust their investment monies to Supreme Hospitality's management before they have a chance to analyze any ultimate success which is heavily dependent on Supreme Hospitality's management, which will have virtually unlimited discretion in new acquisitions.

RESULTS OF OPERATIONS

Twelve Months Ended December 31, 2001 Compared to Twelve Months Ended December 31, 2000:

Total revenues for the year ending December 31, 2000, were $1,410,429 compared to total revenues ending December

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31, 2001, which were $1,722,151.  Revenues increased because of an increase in occupancy rates in 2001, prior to September 11, 2001.

Total Operating Expenses for the year ending December 31, 2000, were $1,778,313 compared to the year ending December 31, 2001, which were $2,247,204.  The main reason for this increase in operating expenses is the increase in selling, general and administrative expenses in the year 2001.  In the year ending December 31, 2000 the total selling, general and administrative in operating expenses was $885,726, compared with the year ending December 31, 2001, which had a total amount of $1,350,325.  Selling, general and administrative expenses increased in 2001 due to increased amounts being spent by Supreme Hospitality on advertising to compensate for decreasing occupancy rates following September 11, 2001.

Loss from operations, ending December 31, 2000 were $367,884, compared to the year ending December 31, 2001, which was a loss of $525,053.  Since the merger with Temecula Valley Inn, Inc., Supreme Hospitality has continued to sustain operating losses.  For income tax purposes the post merger operating loss was approximately $158,000 resulting in a deferred tax asset of $60,000, which has been completely offset by a valuation allowance of $60,000. Therefore as of December 31, 2001 and 2001, no tax benefit or deferred tax asset has been provided in the accompanying consolidated financial statements since management cannot determine, at the present time, that it is more likely than not that such benefit will be utilized in future periods. The operating loss is available for a period of 20 years to offset future taxable income.

Nine Months Ended September 30, 2002 Compared to Nine Months Ended September 30, 2001:

Total Revenue for the nine months ended September 30, 2002, is $890,267 compared to the nine months ended September 30, 2001, which was $1,353,081.  This is a decrease of $462,814, and was due to the transfer of the hotel out of the Company in July of 2002.

Total operating expenses for the nine months ended September 30, 2002, are $1,000,487 compared to the nine months ended September 30, 2001, which was $1,753,632.  This is a decrease in expenses of $753,145.  Selling, general and administrative costs have decreased by $557,185 this period.  This decrease occurred because Supreme Hospitality discontinued its advertising efforts, did not have legal fees associated with SEC filings and transferred the hotel out of the Company in July of 2002.

The net loss for the nine months ended September 30, 2002 is $132,973 compared to the nine months ended September 30, 2001, which was a loss of $400,551.

Description of Property

Supreme Hospitality does not currently own any property.

Certain Relationships and Related Transactions

Grubstake, Inc. later to be called Richwood, Inc., later to be called Supreme Hospitality, was founded by Anne Angell.  Ms. Angell received no value from the issuer and has no options or rights of any kind to be received.  There were no predecessors to Ms. Angell.  Ms. Angell was the sole shareholder and the bearer of the 25,000 pre-split issued and outstanding shares of Richwood, Inc.  On April 1, 2000 the following group of shareholders became the bearer of the 25,000 pre-split issued and outstanding shares of Richwood, Inc., formerly Grubstake, Inc.:  First Dominion Financial, Ltd., 10,485 common shares, First Dominion Financial Group, Inc., 4,540 common shares, Jon Ruco, Ltd., 4,535 common shares, Hayden Financial Corporation, 1,293 common shares, Cara Bompignano, 1,253 common shares, N. V. One Partnership, 1,270 common shares, Harrel Davis, 1,000 common shares, and Howard Hungerford, 625 common shares.  The nature of the transaction was to facilitate the change of ownership.  The above-mentioned shareholders paid $5,000 cash for the 25,000 pre-split shares.

Temecula Valley Inn was an unincorporated business owned by Larry and Diana Lang and its activities were for the construction and subsequent operation of a 90 room three story hotel for profit.

Mr. Larry Lang, Supreme Hospitality's President and sole director, provided office services without charge until his resignation on May 29, 2002.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

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The officers and directors of Supreme Hospitality are involved in other business activities and may in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between Supreme Hospitality and their other business interests.  Supreme Hospitality has not formulated a policy for the resolution of such conflicts.

Floyd and Glenda Janeway, who are owners of 3,000,000 shares of Supreme Hospitality, owned a company which acted as a project manager for the hotel’s construction and were paid $58,000 for supervision services.

Market for Common Equity and Related Stockholder Matters

COMMON STOCK

Our authorized capital common stock consists of 100,000,000 shares of common stock, $.0001 par value per share.  As of the date of this prospectus, there are 8,547,000 shares of common stock issued and outstanding, which are held of record by approximately 344 holders.

DIVIDEND POLICY

To date, Supreme Hospitality has not paid any cash dividends on their common stock.  Supreme Hospitality currently intends to retain all of their future earnings for use in their business and, therefore, does not expect to pay dividends in the near future.

MARKET INFORMATION

Our common stock is currently traded on the National Association of Securities Dealers Automated Quotation System Over the Counter Bulletin Board ("OTCBB") under the symbol "SUHO."  There is limited trading activity in our securities, and there can be no assurance a regular trading market for our common stock will be sustained. We began trading on the "OTC Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD") on February 1, 2002. The following table sets forth, for the periods indicated, the bid price range of our common stock.

Month	Average Low	Average High
September 2002	$0.41	$0.86
August 2002	$0.55	$0.62
July 2002	$0.35	$1.09
June 2002	$0.15	$0.60
May 2002	$0.10	$0.14
April 2002	$0.16	$0.60
March 2002	$0.51	$1.25
February 2002	$0.75	$1.25

Such market quotations reflect the high bid and low prices as reflected by the OTCBB or by prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions. Some of the companies who serve as market makers for our common stock include Public Securities, Charles Schwab & Co., Knight & Co., and M.H. Meyerson & Co.

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Our shares are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that term is used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00) or the registrant's net tangible assets; or exempted from the definition by the Commission. Since our shares are deemed to be "penny stocks", trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities.  Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in our Common Stock and may affect the ability of shareholders to sell their shares.

PREFERRED STOCK

There are 5,000,000 shares of Preferred Stock authorized and 1,000,000 shares of Preferred Stock issued and outstanding with a par value of $0.0001 per share.  No other series of Preferred Stock has been authorized or issued.  The Preferred Stock will rank senior to the Common Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of Supreme Hospitality without the consent of any holder of Preferred Stock.  The Preferred Shareholders shall have no voting rights.

One Preferred share is convertible into three shares of Supreme Hospitality's common stock at any time after twelve months and before thirty-six months from the date of issuance of the share at the option of the shareholder.  The conversion is automatic on the third year record date if not converted earlier by the shareholder.

DIVIDEND POLICY

The Preferred shares yield a 10% per annum dividend, which is paid in common shares at the market price upon conversion.  The 10% annual common stock dividend is determined by multiplying the preferred share offering price and dividing it by the market price per share.  This will determine the number of common shares to the shareholder upon conversion.

Executive Compensation

Name and Principal Position	Year	Salary	All Other Compensation
Larry W. Lang Former: Director, President, Secretary/ Treasurer and CEO	2001	$20,000	$0

There was no compensation paid to any other director or officer during the fiscal year ended December 31, 2001.  Supreme Hospitality does not expect to pay any officer, director, or employee in excess of $100,000 in salary and benefits in 2002.

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Financial Statements

The required financial statements can be found on the following pages:

Independent Auditor's Report

Balance Sheet

Statement of Operations

Statement of Cash Flow

Stockholder's Equity

Notes to Financial Statements

Changes in and Disagreements with Accountants

The Board of Directors has retained the firm of Clyde Bailey, P.C., independent certified public accountant, to serve as auditor for the fiscal year ending December 31, 2002. Braverman & Company, P.C., the independent accountant who had been engaged by Supreme Hospitality as the principal accountants to audit the company’s consolidated financial statements, was dismissed effective November 21, 2001. On November 28, 2001, the Company engaged Clyde Bailey, P.C. as the Company’s new principal independent accountant to audit the Company’s consolidated financial statements for the year ending December 31, 2001.

The decision to change the Company’s independent accountants from Braverman & Company, P.C. to Clyde Bailey, P.C. was recommended by the Board of Directors and approved by the Company’s Board of Directors.

The reports of Braverman & Company, P.C., on the financial statements of the Company for the year ended December 21, 2000 and during the interim period of three months beginning March 1, 2001 and ending June 30, 2001 did not

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contain an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the three month interim period, beginning March 1, 2001 and ending June 30, 2001, and through the date of dismissal of Braverman & Company, P.C., the Company did not have any disagreements with Braverman & Company, P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Braverman & Company, P.C. would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Nystrom & Company  L.L.P.,  the  independent  accountants  who had been engaged by Temecula  Valley Inn, Inc.,  formerly a subsidiary of Supreme  Hospitality (the   "Company"),   as  the  principal   accountants  to  audit  the  Company's consolidated  financial  statements,  was dismissed  effective March 1, 2001. On March 1, 2001, the Company  engaged  Braverman & Company,  P.C. as the Company's new  principal  independent  accountants  to audit  the  Company's  consolidated financial statements for the year ending December 31, 2000.

The  decision  to change the  Company's  independent  accountants  from Nystrom & Company  L.L.P to  Braverman & Company,  P.C. was  recommended  by the Board of Directors and approved by the Company's Board of Directors.

The reports of Nystrom & Company L.L.P., on the financial statements of Temecula  Valley  Inn,  Inc.  during the  interim  period of two  months  ending February  29,  2000 did not  contain  an adverse  opinion,  or a  disclaimer  of opinion,  and were not qualified or modified as to uncertainty,  audit scope, or accounting principles.

During the two month  interim  period  ending  February 29,  2000,  and through the date of dismissal of Nystrom & Company  L.L.P.,  the Company did not have any disagreements with Nystrom & Company L.L.P, on any matter of accounting principles or practices,  financial statement  disclosure,  or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Nystrom & Company L.L.P, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Disclosure Regarding Forward-Looking Statements

Statements in this registration statement about the company's future expectations, including our financial prospects and the development of acquisition opportunities, and all other statements in this registration statement, other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of

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the Securities Exchange Act of 1934, and as that term is defined in the private Securities Litigation Reform Act of 1995.  It is important to note that actual results and ultimate corporate actions could differ materially from those forward-looking statements because such forward-looking statements are based on factors such as our ability to locate and acquire suitable companies, our ability to obtain additional capital, and currently unforeseeable risks associated with our potential future acquisitions, among other factors.  Such "forward-looking statements" are subject to the risks and uncertainties set forth from time to time in the Company's SEC reports, including the report on Form 10-KSB for the year ended December 31, 2001 and Form 10-QSB for the quarter ended September 30, 2002.

Experts

The financial statements for the Company as of December 31, 2001 included in this prospectus have been audited by Clyde Bailey, P.C., independent public accountant, as indicated in its report with respect thereto, such statements and are herein included in reliance upon the authority of such firm as experts in accounting and auditing in rendering the reports.

The financial statements for the Company as of December 31, 2000 included in this prospectus have been audited by Braverman & Company, P.C., independent public accountants, as indicated in their report with respect thereto, such statements and are herein included in reliance upon the authority of such firm as experts in accounting and auditing in rendering the reports.

Reports

After we complete this offering, we will not be required to furnish you with an annual report.  Further, we will not voluntarily send you an annual report.  We will be required to file reports with the SEC under section 15(d) of the Securities Act.  The reports will be filed electronically.  The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K.  You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450

Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

Available Information

Supreme Hospitality has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form 10-SB ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the Securities.  This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the SEC pursuant to the Securities Act and the rules and regulations of the SEC hereunder.  The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Room 1024, Washington, DC. 20549.  Copies may be obtained at the prescribed rates from the public reference Section of the SEC at its principal office in Washington, DC.  Statements contained in this Prospectus as to the contents of any contract or any document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

Supreme Hospitality is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith will file reports and other information with the SEC.  Such reports and other information can be inspected and copied at the location described above.  Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, NW, Room 1024, Washington, DC. 20549, at prescribed rates.

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INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders

Supreme Hospitality

We have audited the accompanying consolidated balance sheet of Supreme Hospitality and subsidiaries ("Company") as of December 31, 2001 and the related consolidated statement of operations, changes in stockholders' equity, and statement of cash flows for the year ended December 31, 2001.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.  The financial statements of the Company, as of December 31, 2000, were audited by other auditors whose report dated June 9, 2001 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. This is further explained in Note 8 in the notes to financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and subsidiaries as of December 31, 2001, and the consolidated results of their operations and their cash flows for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

Clyde Bailey

Certified Public Accountant

January 27, 2002

San Antonio, Texas

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FINANCIAL STATEMENTS

SUPREME HOSPITALITY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	As of September 30, 2002	As of December 31, 2001
ASSETS
Current Assets
Cash & Cash Equivalents	$ 4,998	$1,754
Trade accounts receivable	-	31,756
Other		-
Total Current Assets	4,998	33,510

Property and Equipment at Cost	-	4,738,902

Other Assets:
Deferred offering costs	81,000	81,000
Other Assets	-	29,059
Loan fees, net	-	40,387
Total Other assets	81,000	150,446
Total Assets	$85,998	$4,922,858
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Trade accounts payable	$-	$446,173
Related party loans	-	93,650
Accrued liabilities	5,278	221,983
Current maturities of long-term debt	-	228,686
Other Liabilities	-	-
Total Current Liabilities	5,278	990,492

Long-Term Debt, Less Current Maturities	-	4,732,850
Total Long Term Debt	-	4,732,850
Total Liabilities	5,278	5,723,342
Commitments and Contingencies
Stockholders’ Equity
Common stock, 100,000,000 authorized shares, Par value $.0001	$854	$1,000
8,547,000 shares outstanding
Preferred Stock, 5,000,000 authorized shares, Par value $.0001	1,000	-
1,000,000 shares outstanding
Stock Subscription Receivable	(6,300,000)	-
Additional Paid-in-Capital	6,300,646	1,500
Accumulated Deficit	78,220	(802,984)
Total Stockholders’ Equity (Deficit)	80,720	(800,484)
Total Liabilities and Stockholders’ Equity	$85,998	$4,922,858

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SUPREME HOSPITALITY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Twelve Months Ended December 31,	For the Nine Months Ended September 30,
	2001	2000	2002	2001
Revenues	$ 1,722,151	$ 1,410,429	$ 890,267	$ 1,353,081
Expenses
Selling, general and administrative	1,350,325	885,726	552,625	1,109,810
Depreciation and amortization	273,700	273,580	136,850	205,275
Consulting	-	-	47,000	-
Interest	623,179	619,007	264,012	438,547
Total Expenses	2,247,204	1,778,313	1,000,487	1,753,632
Net Income (loss) from Operations	$ (525,053)	$ (367,884)	$ (110,220)	$(400,551)

Other Income and Expenses:
Other Expenses	-	-	(22,753)	-
Net Income (loss)			$ (132,973)	$ (400,551)
Net (Loss) Per Share:	$(0.04)	$(0.04)	$ (0.01)	$ (0.01)
Weighted Average number of Common Shares Outstanding	10,000,000	10,000,000	8,547,000	10,000,000

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SUPREME HOSPITALITY AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Twelve Months Ended December 31,	For the Nine Months Ended September 30,
	2001	2000	2002	2001
Cash Flows From Operating Activities
Net Income (loss)	$ (525,053)	$(367,884)	$(132,973)	$(400,551)
Adjustments to Reconcile Net Income (Loss) to
Loss on Disposal of Assets			(22,753)
Amortization of Loan Fees			26,823
Depreciation and Amortization	273,700	273,580	136,850	205,275
(Increase) decrease in assets:		(2,418)
Trade accounts receivable	16,360	(27,314)		7,788
Other assets	-	-	-	-
Other current assets	(4,615)	(464)		(39)
Increase (Decrease) in Liabilities:
Trade accounts payable	212,014	126,712		174,710
Accrued liabilities	95,615	65,277		147,813

Net Cash Provided (Used) in Operating Activities	$77,251	$68,417	$7,947	$ 134,996
Cash Flows from Investing Activities:
Purchase of Franchise	-	-	-	-
Purchase of Furniture and Equipment			(53,228)	(7,879)
Advances on Notes Receivable	-	-		236,920
Other Assets	-	-		(64,598)
Payment Received on Notes Receivable	-	-		(95,044)
Effect of Subsidiary Sold			48,525	-
Other	(11,719)	(3,000)	3,147	(9,132)
NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES:	$ (11,719)	$ (109,000)	$(4,703)	$ 69,399
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of Equipment		(11,238)
Acquisition of Other Assets
Loan Proceeds	594,346	123,664
Related Party Loans	(398,473)	168,387
Loan repayments
Payments of Long-Term Debt	-	-		(194,800)
Proceeds from sale of common stock	-	3,000	-	-
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	$(66,455)	$(29,761)		(194,800)
INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(923)	(10,822)	3,244	9,595
Cash and Cash Equivalents at Beginning of Period	$2,667	$13,499	$1,754	2,677
Cash and Cash Equivalents at End of Period	$1,754	$2,677	$4,998	12,272
Supplemental cashflow information:
Interest Expense	$623,179	$608,763	$138,926	$380,090

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SUPREME HOSPITALITY AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)

COMMON STOCK
	SHARES	AMOUNT	PAID-IN CAPITAL	ACCUMULATED (DEFICIT)	TOTAL
(unaudited)
Balances January 1, 2000	25,000	$2,500	$-	$(2,755)	$(255)
Forward stock split, change from no par value to par value of $.0001 per share	975,000	(2,400)	2,400		-
Recapitalization	9,000,000	900	(900)		-
Pre-merger capital (deficit)	-	-	-	(85,950)	(85,950)
Net (loss) for the period April 30 to December 31, 2000	-	-	-	(189,226)	(189,226)

Balance December 31, 2000	10,000,000	$1,000	$1,500	$(277,931)	$(275,431)

Net (loss)				(525,053)	(525,053)
Balance, December 31, 2001	10,000,000	$1,000	$1,500	$(802,984)	$(800,484)

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SUPREME HOSPITALITY

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2001

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

The Company

Supreme Hospitality (the Company or Supreme), formerly Grubstake, Inc. and Richwood, Inc. were incorporated in Nevada on November 10, 1997. Until it acquired all of the outstanding common stock of Temecula Valley Inn, Inc. (TVI) in a recapitalization (reverse merger), the Company had no operations and was a development stage company as defined in FASB No. 7. On April 17, 2000, pursuant to the pending recapitalization, the Company changed its name to Supreme Hospitality, and on April 30, 2000, TVI became a wholly owned subsidiary of Supreme in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986.

TVI's activities were the construction and subsequent operation of a ninety-room, 3-story hotel located in Temecula, California, which was opened to the public in December 1998 under the name of Temecula Valley Inn. In July of 2000, the hotel, pursuant to a franchise agreement, operated under the name of Days Inn.

Principles of Consolidation

The Company's consolidated financial statements include the financial statements of Supreme and TVI for all periods presented. All significant intercompany accounts and transactions have been eliminated.

Financial Statement Presentation

The historical cost basis of all assets and liabilities of TVI have been carried forward, similar to the accounting treatment given in a "pooling of interests". TVI is considered the accounting acquirer because it became the owner of substantially all of the outstanding common stock of the acquired "shell" company. Pre-merger losses of TVI, net of $3,000 of common stock, have been classified as "pre-merger capital (deficit)" in the accompanying financial statements, since such losses have been passed through and utilized by the former owners of TVI when it was initially a proprietorship through December 31, 1999, and an S corporation in 2000, until the date of merger. Unless otherwise indicated, all references to the Company include Supreme and TVI. The corporation's year-end is December 31.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in the Company's financial statements and the accompanying notes. Actual results could differ from those estimates. Certain prior year amounts have been reclassified to conform to the current year presentations.

Incorporation and Taxable Status of TVI

TVI had been a sole proprietorship for the period from its inception in 1997 through December 31, 1999. On January 1, 2000, all of the assets and liabilities relating to the hotel operation were transferred to a newly formed "S" corporation under the provision of Section 351 of the Internal Revenue Code of 1986. Therefore, no income tax provision is provided or applicable for the operating results of TVI prior to April 30, 2000, since those operations were included in the personal tax returns of the former owners of TVI and taxed based on their personal tax strategies.

As of and subsequent to the merger date, an income tax provision is applicable for the tax effects of transactions reported in the financial statements for taxes currently due, plus deferred taxes related to the difference between the basis of the property and equipment for financial and income tax reporting.

Revenue Recognition

Room and other revenues are recognized when earned.

Concentrations

Less than a majority of the customers of the hotel are corporate customers. There is no concentration of corporate customers in any one industry segment, and no one customer or corporation constitutes 10% or more of total revenues.

Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

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Loan Fees

Loan fees relating to permanent financing incurred in 1999 were capitalized and are being amortized ratably over the remaining life of the related loan. Loan fee amortization for 2001 and 2000 was $3,944 and $3,944 respectively.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company's financial instruments, which include cash, accounts receivable, accounts payable and accruals, approximate fair values due to the short-term maturities of such instruments. The fair value of the Company's long-term debt, which approximates carrying value, is estimated based on the current rates offered to the Company for debt of the same remaining maturities.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to more likely than not realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

Since merger, the Company has continued to sustain operating losses. For income tax purposes the post merger operating loss was approximately $158,000 resulting in a deferred tax asset of $60,000, which has been completely offset by a valuation allowance of $60,000. Therefore as of December 31, 2001 and 2001, no tax benefit or deferred tax asset has been provided in the accompanying consolidated financial statements since management cannot determine, at the present time, that it is more likely than not that such benefit will be utilized in future periods. The operating loss is available for a period of 20 years to offset future taxable income.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS No. 128) "Earnings Per Share". Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. For presentation purposes, all shares outstanding have been considered outstanding since inception.

Going Concern

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management's plan is to sell additional equity and eliminate its debt, thereby providing positive cash flow through its existing operations.

Composition of Certain Financial Captions

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Property and Equipment

Property and equipment are stated at historical cost and are depreciated using the straight-line method over the useful lives indicated:

Land and land improvements Building Furniture and equipment Total Cost Less accumulated depreciation Property and Equipment, net Building Land improvements Furniture, fixtures and equipment	$2,120,916 2,376,918 1,059,160 ---------------- $5,556,994 824,828 ---------------- $4,738,902 ========= Useful lives in years 40 15-20 3-10

Depreciation expense for the years ended December 31, 2001 and 2000 was $273,700 and $268,969, respectively.

Other Assets

Included in other assets is the cost of the Days Inn initial franchise fee of $25,000, which is being amortized ratably over the 15-year period of the franchise agreement, commencing in 2000. Amortization expense for 2001 and 2000  was $1,667 and $667, respectively. Franchise royalties and reservation system user fees totaling 8.8 percent of gross room revenues are expensed as incurred.

Deferred Offering Costs

Supreme entered into an agreement with a consulting firm in March 2000 which provides, among other things, that the firm will arrange for the acquisition of a shell company, obtain a trading symbol and market maker for the sale of the Company's stock, and arrange for the filing and successful completion of a registration statement with the Securities and Exchange Commission for the sale of the Company's common stock.

Deferred Offering Costs (continued)

As of December 31, 2000, Supreme paid in full all consulting fees of $73,500, which were capitalized as a deferred offering cost along with other related registration costs incurred, pending the successful completion of a proposed public offering. If the offering is successful, all deferred costs incurred will be charged against the net proceeds of the offering. If unsuccessful, deferred offering costs will be written off

NOTE 2 - LONG -TERM DEBT

The Company's president and his wife are the only persons obligated to repay the following long-term debt. They quitclaimed their interests in the real estate to the Company, which was a violation of the banks' loan covenants. The banks anticipate that they will eventually require loan assumptions by the Company, however, no action has been taken to date. For financial presentation purposes, all of the following loans are presented as debt of the Company since the majority of them are collateralized by real and personal property of the Company.

Note payable to a bank, payable in monthly installments of $21,961 including interest at prime plus 1%, final payment due April, 2006 of $2,744,836, collateralized by first position on substantially all of the assets owned by the Company or hereinafter acquired $2,744,836

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The interest rate at December 31, 2001 was 10.50%. Because the bank has not requested an increase in the total monthly amount since inception of the loan as a result of the increasing prime rate, there has been no reduction in loan principalsince May 2000. As of December 31, 2001, total accrued interest on the loan exceeded the monthly payments required by a total of $35,469, which has been included in accrued liabilities.

Note payable to a bank, guaranteed by the Small Business Administration, payable in monthly installments of $9,444, including interest based on 8.5 % prime plus 2%, plus or minus adjustments quarterly for interest rate changes, final amortized balance due February 2023, collateralized by a second position on substantially all of the assets owned by the Company or hereinafter acquired. The prime rate at December 31, 2001 was 9.50%. 978,972 Note payable to an individual, payable in monthly installments of $4,825, including interest at 10%, final payment due February 2003, collateralized by a third position on the Company's real property. 484,173

Capitalized lease obligation, payable in monthly installments of $28,854, including interest ranging from 12.4% to 14.4% and sales taxes, final payment due February 2004, collateralized by leased assets of the hotel. 893,845

Unsecured installment notes payable to two finance companies, $3,236 payable monthly, including interest at 12.34% to 16.52% per annum, due 2005. 122,038

Total long-term debt $ 4,961,536 Less current maturities 228,686 ----------------- Long-term debt, net of current maturities $ 4,732,850

Maturities of long-term debt for the five years following December 31, 2001 are as follows:

2002 $ 228,686 2003 820,070 2004 95,698 2005 41,847 Thereafter 3,775,235 ========== $ 4,961,536

NOTE 3 - CAPITAL LEASE

The Company leases furniture and equipment, building and land improvements under a capital lease. The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease, and accordingly, these assets are capitalized as follows:

Land improvements $ 137,715 Building improvements 114,247 Furniture and equipment 1,041,858 --------------- $ 1,293,820 Less accumulated depreciation 370,025 --------------- $ 923,795 =========

The following is a schedule of future annual minimum lease payments required under the lease together with their net present value as of December 31, 2001:

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                 December 31,

Amount

                        2002

346,245

                        2003

346,245

                        2004

52,789

Total minimum lease payments

1,091,524

Amount representing interest

(197,679)

Present value of net minimum

          lease payments

893,845

Current portion

(246,442)

Long-term capital lease obligation

$ 647,403

The capital lease obligations are contained in the Notes Payable category in the balance sheet.

NOTE 4 - RELATED PARTIES

A construction company owned by Supreme's president was the general contractor for the hotel, which was completed in late 1998 at a cost of approximately $2,400,000. Approximately $110,000 was paid to his construction company for supervision and reimbursement of costs incurred of which less than 50 percent was compensation. The project manager for the hotel's construction was a company owned by one of three shareholders of TVI which was paid approximately $58,000 for supervision services.

Since inception the president of the Company has provided financing to maintain the positive cash flow of the Company, substantially through personal and related party corporate loans, the majority of which were interest bearing from 8 to 10 percent per annum. As of December 31, 2001, these related party loans totaled $492,123 the majority of which are considered due within one year. During the year 2001 net loans from related parties totaled $168,387.

Included in the loans payable to related parties at December 31, 2001 are two loans that were obtained from a water district and the city prior to 2000. The latter of these loans is collateralized by an interest in the Company's real estate, whereas the other loan provides for termination of the water supply to the hotel in the event the loan becomes delinquent. Although the Company was delinquent in the monthly payments to the city, the city agreed to take no action provided the loan, which was due September 1, 2000, is paid off at the rate of $10,000 a month, commencing April, 2001. The balance of that loan at December 31, 2001 was $55,637.

The president and his wife are also the obligated on all long-term debt, as more fully explained in Note 2 of the notes to financial statements.

NOTE 5 - COMMON STOCK

At inception, the Company originally had authorized and issued 25,000 shares of no par value common stock. On April 17, 2000 the articles of incorporation were amended to provide for 50,000,000 authorized shares at $.0001 par value and a forward stock split of 40 to 1, resulting in 1,000,000 issued and outstanding shares as of the merger date. An additional 9,000,000 common shares were then issued to the TVI shareholders in a recapitalization of the Company.

In connection with the employment contract of the Company's president, as more fully described below, the Board of Directors approved an annual, non-qualified option for him to acquire, at fair market value at the date of grant, a minimum of 1 percent of the Company's outstanding shares during the term of his employment contract. The number of shares to be granted shall be determined by the Board of Directors. All shares granted shall have an exercise period of 36 months following the date of grant. No options were granted as of December 31, 2001.

NOTE 6 - EMPLOYMENT CONTRACT

Commencing October 1, 2000, and expiring on December 31, 2010, the Board of Directors approved an employment contract for its president, that provides for, among other benefits, annual compensation of $120,000 through December 31, 2001, and thereafter, a minimum of a 10 percent increase per annum. In addition, the president is to receive annually, 10 percent of pre-tax income of the Company and stock options as more fully described above. There are a number of fringe benefits provided in the contract during the contract term, including the use of an automobile,

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disability compensation based on annual compensation, and a $500,000 life insurance policy payable to beneficiaries designated by the president.

Prior to the above employment contract, the President received $3,000 per month as a consultant for the period from April 1999 through April of 2000, pursuant to a written agreement.

NOTE 7 - OPTION AGREEMENT

In May 2000 the Company received an option from its president to acquire 2.61 acres of approved hotel property owned by him and located in Redding, California for $1,300,000, including predevelopment, use permit and building drawings. If acquired, a larger 3-story hotel would be constructed. The option expires in May 2001. The entire project is estimated to cost $5,850,000.

NOTE 8 - PAST DUE STATUS AND LOAN VIOLATIONS

Substantially all of the accounts payable at December 31, 2001, totaling $446,173 were past due based on their payment terms of which $104,000 consisted of real estate taxes, interest and penalties for the period from December, 1999 through May, 2000. The past due status and penalties added to real estate taxes are technical violations of both bank loans, however, the Company has verbal assurances that as long as the loan payments are currently maintained, and the Company timely and fully explains its reasons for any technical violations, the banks will not call the loan.

In December 2001, the Company ceased doing business as a Days Inn franchise. The Company contends that franchisor has failed to do certain things contained in the franchise agreement and the franchisor was still wanting the Company to honor the franchise agreement and pay its royalties as specified in the agreement. This has resulted in the Company taking legal action against the franchisor and the franchisor taking legal action again the Company.

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the issues raised above raise substantial doubt about its ability to continue as a going concern.

NOTE 9 - SUBSEQUENT EVENTS

The Company incurred substantial additional stock offering costs, principally auditing fees, subsequent to December 31, 2001, to enable it to comply with the filing requirements, on Form SB-2, of the Securities and Exchange Commission for the proposed offering of its securities.

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PART II: INFORMATION NOT REQUIRED BY PROSPECTUS

ITEM 24:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation, as amended, provide that a director or officer of the Company shall not be personally liable for damages for breach of such director's or officer's fiduciary duty, except for acts or omissions involving (a) intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada law.  The effect of this provision of the Company's Articles of Incorporation is to eliminate the right of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  The Company believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants.  It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $80,298.00.  This includes:

Attorney fees	$15,000.00
CPA fees	5,000.00
Consultant fees	55,000.00
SEC filing fee	1,668.00
NASD filing fee	1,130.00
Transfer agent	500.00
Material fees (postage, copies)	2,000.00
Total	$80,298.00

ITEM 26:  RECENT SALES OF UNREGISTERED SECURITIES

On January 1, 2000, Temecula Valley Inn, an unincorporated business owned by Larry and Diana Lang, transferred all of the assets and liabilities relating to the hotel operation to a newly formed S-corporation, Temecula Valley Inn, Inc.  Larry Lang was sole director and president of Temecula Valley Inn, Inc.  The three shareholders of Temecula Valley Inn, Inc. were Larry & Diana Lang, Floyd & Glenda Janeway and Louise Davis.  This was an asset for shares transaction and there was no underwriter involved, therefore there were no underwriting discounts or commissions paid.  All of the investors in this transaction were either accredited investors, as defined in Rule 501 promulgated under the Securities Act of 1933, or financially sophisticated.  This transaction was exempt from registration as per Section 4(2) of the Securities Act of 1933.

On April 1, 2000 Ms. Anne Angell, the sole shareholder of the 25,000 pre-split issued and outstanding shares of Richwood, Inc., formerly Grubstake, Inc. sold these said shares to the following group of shareholders:  First Dominion Financial, Ltd., 10, 485 common shares; First Dominion Financial Group, Inc., 4,540 common shares; Jon Ruco, Ltd., 4,535 common shares; Hayden Financial Corporation, 1,293 common shares; Cara Bompignano, 1,253 common shares; N. V. One Partnership, 1,270 common shares; Harrel Davis, 1,000 common shares; and Howard Hungerford, 625 common shares.  The above-mentioned group of shareholders paid $5,000 cash for these shares.  There were no underwriters involved in this transaction; therefore there were no underwriting discounts or commissions paid.  This transaction was exempt from registration as per Section 4(1) of the Securities Act of 1933, as amended.

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On April 18, 2000, Mr. Wayne Gronquist, the President of ROE International, and Mr. Rudy De La Garza, the President of First Dominion Financial, Ltd., orally agreed that First Dominion would exchange 50,009 of its shares of Supreme Hospitality for 50,009 shares of ROE stock.  Later that same day, First Dominion contacted Supreme Hospitality to arrange for the transfer of the 50,009 shares.  The Supreme Hospitality shares and the ROE shares were exchanged on

April 20, 2000.  ROE International then later distributed these shares among its 323 shareholders as dividends.  First Dominion is not affiliated with ROE and currently owns less than 4% of ROE's issued and outstanding stock.  This transaction was exempt from registration pursuant to Section 4(1) of the Securities Act of 1933, as amended.

First Dominion Financial, Ltd sold at $2.00 per share a total of 13,028 shares of its stock to the following people:  Douglas Lang, 5,000 common shares; Russ Melcher, 1,750 common shares; Daniel J. Cadena, 150 common shares; Nancy K. Stuckey, 1,500 common shares; Dustin Lijeham, 2,500 common shares; Joshua Elmore, 2,128 common shares.  This transaction was exempt from registration pursuant to Section 4(1) of the Securities Act of 1933, as amended.

On April 30, 2000, Temecula Valley Inn, Inc. through a re-capitalization, reverse merger, became a wholly owned subsidiary of Supreme Hospitality in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986.  This was a stock for stock exchange whereby Temecula Valley Inn, Inc. traded 100% of its common shares for 9,000,000 common shares of Supreme Hospitality.  There were no underwriters involved in this transaction; therefore there were no underwriting discounts or commissions paid.  All of the investors in this transaction were either accredited investors, as defined in Rule 501 promulgated under the Securities Act of 1933, or financially sophisticated.  This transaction was exempt from registration as per Section 4(2) of the Securities Act of 1933, as amended.

Larry Lang redistributed 40,000 common shares from his three million common shares to the following:  Douglas Lang, 7,500 common shares; Arthur Lang, 2,500 common shares; Anne Elmore, 5,000 common shares; Susan Hungerford, 25,000 common shares.  This totals 40,000 common shares and three additional shareholders.  This transaction was exempt from registration pursuant to Section 4(1) of the Securities Act of 1933, as amended.

On September 25, 2002, Supreme Hospitality sold 1,000,000 shares of convertible preferred stock to RMS Group, Inc., a Nevada corporation, for $6,300,000.  The $6,300,000 is payable as follows:  the note is secured by a letter of credit in the amount of $6.5 million and it is issued by United California Bank, the interest rate is 6%, and the note is payable monthly at the rate of $100,000 with the first payment due October 25, 2002.  This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27:  EXHIBITS SCHEDULE

The exhibits marked with an "*" were filed with the Company's original Form 10SB registration statement on June 14, 2000, the amendments thereto, the Company's Form SB-2 registration statement filed on September 6, 2000, or the amendments to the SB-2.  The exhibit marked with "**" was filed with the Company's Form 8-K on April 25, 2001.  The remaining exhibits are filled with this amendment.

Exhibit

Description

Page

*3.1

Articles of Incorporation

*3.2

Amended Articles of Incorporation

*3.3

By-Laws

5.1

Opinion Re: Legality

34

**16.1

Letter on change in certifying accountant

23.1

Consent

35

*99.1

Special Meeting Board of Directors

*99.2

Agreement for the exchange of Common Stock

*99.3

Subscription Agreement

*99.4

Meeting of Board of Directors

*99.5

Employment Contract of Chief Executive

*99.6

Option Agreement

*99.7

Franchise Agreement

*99.8

Consulting Agreement

*99.9

Valley Independent Bank Note

*99.10

Temecula Valley Inn Insurance Policy

*99.11

Temecula Valley Bank Note

*99.12

Coop Note

*99.13

Amendment to the Consulting Agreement

99.14

Signature Page

36

(page)

ITEM 28:  UNDERTAKING

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(page)

Exhibit 5.1 Opinion re: Legality

[GAMMAGE & BURNHAM LETTERHEAD]

November 22, 2002

Supreme Hospitality

5065 Westheimer, Suite 840

Galleria Financial Center

Houston, Texas  77056

Re:

In connection with the registration by Supreme Hospitality (the "Company"), on Form SB-2 (the "Registration Statement") providing registration under the Securities Act of 1933, as amended, of 1,000,000 shares of Preferred Stock and 3,756,000 shares of Common Stock issuable as dividends on or upon conversion of the Preferred Stock, we are furnishing the following opinion as counsel to the Company.

We have examined such corporate records, certificates of public officials and officers of the Company, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Preferred Stock and the shares of Common Stock of the Company issuable as dividends on or upon conversion of the Preferred Stock, when issued and sold in accordance with the transactions described in the Registration Statement, and in accordance with the federal securities laws and the securities laws of the various states in which the Preferred and Common Stock may be issued, will be validly issued, fully paid and nonassessable.

As counsel to the Company, we hereby consent to the reference to this firm under the caption "Legal Matters" contained in the Prospectus which is part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

GAMMAGE & BURNHAM P.L.C.

/s/ Gammage & Burnham P.L.C.

(page)

Exhibit 23.1 Consent

CLYDE BAILEY P.C.

______________________________________________________________________________

Certified Public Accountant

10924 Vance Jackson #404

San Antonio, Texas 78230

(210) 699-1287(ofc.)

(888) 699-1287 ¨ (210) 691-2911 (fax)

Member:

American Institute of CPA’s

Texas Society of CPA's

November 13, 2002

I consent to the use, of my report dated January 27, 2002, in the Form SB-2, on the financial statements of Supreme Hospitality , dated December 31, 2001, included herein and to the reference made to me.

Clyde Bailey

(page)

Exhibit 99.14 Signature Page

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 21, 2002.

Supreme Hospitality

By:  /s/Thomas John Cloud, Jr.

Thomas John Cloud, Jr.

President and CEO